                                                     Exhibit 2
                                                     Execution Copy

                      AMENDMENT NO. 1 TO OPTION AGREEMENTS

         This AMENDMENT to each of those certain Option Agreements described more fully herein is entered into as of this 12 day of August 1998, by and among Jones International, Ltd. ("International"), Glenn Jones Grantor Business Trust (the "Jones Trust"), Jones International Grantor Business Trust (the "JI Trust", and together with the Jones Trust, the "Trusts"), Jones Space Segment, Inc. ("Space"), Jones Global Group, Inc. ("Global"), Jones Interdigital, Inc. ("Interdigital"), Jones Entertainment Group, Ltd. ("Entertainment" and together with International, the Trusts, Space, Global and Interdigital, the "Jones Entities") and The Bank of New York (as successor agent to Morgan Guaranty Trust Company of New York) (the "Purchaser"), as agent for, in the case of a Section 3.1(a)(vi) Exercise (as defined herein), Comcast Corporation, a Pennsylvania corporation ("Comcast"), and in all other cases BTH (Intercable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI VI Limited ("BTH Intercable") as assignee of BCI Telecom Holdings Inc., a Canadian corporation, f/k/a Bell Canada International, Inc. ("BTH").

         WHEREAS, the Jones Entities have entered into those certain Option Agreements, each dated as of December 20, 1994 (the "Option Agreements"), pursuant to which BTH Intercable, as assignee of BTH and through its agent, has the option (the "Control Option") to purchase the shares of Common Stock, par value $.01 per share (the "Common Stock"), of Jones Intercable, Inc. (the "Company") owned beneficially or of record by the Jones Entities (the "Control Shares");

                  WHEREAS, BTH, BTH Intercable and BTH (US Cable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI III, Limited ("US Cable") have entered into a Purchase and Sale Agreement with Comcast, dated as of May 22, 1998, and amended and restated as of the date hereof (the "Comcast/BTH Agreement") in connection with the transactions contemplated by the Jones/Comcast Agreement (as defined herein), including the exercise of the Control Option pursuant to the Option Agreements. BTH, BTH Intercable and US Cable are sometimes referred to herein as the "Bell Entities."

         WHEREAS, the Jones Entities have entered into an Agreement with Comcast, dated August 12, 1998 (the "Jones/Comcast Agreement"), concerning the exercise of the Control Option;

         WHEREAS, in connection with the execution and delivery of the Comcast/BTH Agreement as so amended and restated and the Jones/Comcast Agreement and in light of the transactions contemplated thereby, the parties hereto desire to amend each of the Option Agreements as described herein to provide for, among other things, a new Exercise Period (as defined in the Option Agreements) which will cause the Control Option to become currently exercisable;

         THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties agree as follows.

         1. Definitions. All terms used but not otherwise defined herein shall have the same meanings as ascribed to them in the Option Agreements.

         2. Amendment of Preamble. The preamble to the Option Agreements is hereby amended by:

                  (a) inserting after the date "December 20, 1994" the phrase "and amended as of August 12, 1998" and

                  (b) inserting after the word "between" the phrase "The Bank of New York (as successor agent to Morgan Guaranty Trust Company of New York) (the "Purchaser"), as agent for, in the case of a Section 3.1(a)(vi) Exercise (as defined herein), Comcast Corporation, a Pennsylvania corporation and in all other cases BTH (Intercable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI VI Limited ("BTH Intercable") as assignee of BCI Telecom Holdings Inc., a Canadian corporation, f/k/a Bell Canada International, Inc. ("BTH")".

         3. Substitution of the term "BCI". All instances of the term "BCI" in the Option Agreements are hereby deleted and replaced with the term "BTH".

         4. Amendment to Section 1.1(a). Section 1.1(a) is amended by:

                  (a) deleting the definition of "BCI" and inserting in lieu thereof the following definition:

                  ""BTH" means BCI Telecom Holding Inc. f/k/a Bell Canada International Inc., a corporation organized under the Canada Business Corporations Act."


                  (b) deleting the definition of "Shareholders Agreement" and inserting in lieu thereof the following definition:

                  ""Shareholders Agreement" means the Shareholders Agreement dated as of December 20, 1994 among BTH, the Company, Jones and Jones International, as amended on August 12, 1998."

                  (c) and adding thereto the following definitions:

                  ""BTH/Comcast Agreement" means that certain Purchase and Sale Agreement, dated May 22, 1998, and amended and restated as of August 12, 1998 by and among Comcast, BTH, BTH (US Cable) Limited, a British Virgin Islands corporation f/k/a Bell Canada International BVI III Limited, and BTH Intercable.

                  "Comcast" means Comcast Corporation, a Pennsylvania corporation.

                  "Franchise Authority" has the meaning that term is given by
Section 602(9) of the Cable Communications Act of 1984 (47 U.S.C. (S) 522(10)).

                  "Jones/Comcast Agreement" means that certain Agreement dated August 12,, 1998 by and among Comcast and the Jones Entities (as defined therein).

                  "Jones/Comcast Closing" means the "Closing" as defined in the Jones/Comcast Agreement.

                  "Jones/Comcast Closing Date" means the "Closing Date" as defined in the Jones/Comcast Agreement.

                  "Section 3.1(a)(vi) Exercise" shall refer to the exercise of the Control Option in accordance with Article III hereof pursuant to Section 3.1(a)(vi).

                  "Simultaneous Closing" means the Simultaneous Closing as such term is defined in the BTH/Comcast Agreement."

         5. Amendment to Section 1.1(b). Section 1.1(b) is hereby amended by inserting the following:

        "Other Transactions                                        3.2(b)"

         6. Amendment of Section 3.1. Section 3.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 3.1 Exercise Periods. (a) The Control Option may be exercised either as provided in Section 7.2(c), or by Purchaser at any time during any of the following periods (each, an "Exercise Period"):

                  (i) the period commencing on the day of an Event and ending 270 days after Purchaser receives written notice from or on behalf of any Optionor of the occurrence of an Event;

                  (ii) the period commencing on the day of a Resignation Event and ending 90 days after Purchaser receives a written notice from (or on behalf of ) any Optionor of the occurrence of a Resignation Event;

                  (iii) the period commencing on the day that Purchaser receives a written notice from (or on behalf of ) Grantor requesting that Purchaser exercise the Control Option (the "Grantor's Notice"), which notice may be delivered only on or after the fifth anniversary of the SPA Closing, and ending 180 days after such day;

                  (iv) the period commencing on the seventh anniversary of the SPA Closing and ending on the eighth anniversary of the SPA Closing;

                  (v) the period commencing on the day of a Jones Bankruptcy Event and ending 30 days after Purchaser receives written notice of the occurrence of a Jones Bankruptcy Event; and

                  (vi) the period commencing on August 12, 1998, which period shall only apply to the exercise of the Control Option pursuant to the Jones/Comcast Agreement; provided, that upon the occurrence of the Initial Closing as defined in the BTH/Comcast Agreement the Exercise Period described in this Section 3.1(a)(vi) shall automatically terminate.

provided that no Exercise Period will expire if immediately preceding such expiration there is in effect a law, regulation or order that stays or otherwise prohibits Purchaser from delivering an Exercise Notice after (or as a result of) the occurrence of a Jones Bankruptcy Event; provided further however, that the commencement of any Exercise Period described in Sections 3.1(a)(i) through (v) inclusive shall be postponed until such time, if ever, on the earlier to occur of the date the Jones/Comcast Agreement shall have expired or been terminated or the date of the Initial Closing under the BTH/Comcast Agreement, but in no event shall such Exercise Periods described in Sections 3.1(a)(i) - 3.1(a)(v) end later than December 20, 2002.

         (b) The notices delivered pursuant to clauses (i), (ii), (iii) and (v) will be in the form attached hereto as Exhibit A. A Grantor's Notice delivered pursuant to clause (iii) will be effective only if a similar notice is simultaneously delivered to Purchaser under the Related Option Agreements. Once delivered to Purchaser, a Grantor's Notice will be irrevocable.

         (c) Subject to the termination provisions of Section 3.6, the parties acknowledge that at any given time there may be more than one Exercise Period in effect at such time.

         (d) Grantor acknowledges and agrees that the delivery of an Exercise Notice pursuant to a Section 3.1(a)(vi) Exercise is being made for the account of Comcast. BTH shall not be liable to Grantor under this Agreement if the closing of the Section 3.1(a)(vi) Exercise shall not occur for any reason provided that this Section 3.1(d) shall not be deemed to be a waiver by Grantor of any claim which it may have against BTH due to a breach by BTH of its obligations hereunder or preserved pursuant to the second sentence of Section
1.6 of the Agreement and Amendment No. 1 to Shareholders Agreement of even date herewith."

         7. Amendment of Section 3.2. Section 3.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 3.2 Exercise of Control Option. (a) Purchaser may exercise the Control Option at any time during an Exercise Period by delivery to Grantor of an irrevocable written notice in the form attached hereto as Exhibit B (the "Exercise Notice"). The execution and delivery of this Agreement as amended on August 12, 1998 shall be deemed to be delivery by Purchaser of a valid Exercise Notice as of such date pursuant to a Section 3.1(a)(vi) Exercise. Purchaser has no obligation to deliver an Exercise Notice pursuant to Section 3.1(a)(i) through (v) and may allow the Control Option to expire and terminate without purchasing the Optioned Shares. The Control Option may only be exercised simultaneously with the exercise of the option granted under the Related Option Agreements and the Closing hereunder will only take place simultaneously with the closing of the exercise of the option granted under the Related Option Agreements; provided that the Closing pursuant to a Section 3.1(a)(vi) Exercise will also only take place on the same date as the Jones/Comcast Closing and the Simultaneous Closing.

         (b) The closing for the exercise of the Control Option (the "Closing")
(1) in the case of any exercise of the Control Option other than a Section 3.1(a)(vi) Exercise, will take place not more than 20 Business Days after the date that the Exercise Notice is delivered to Grantor, provided that (x) if it is necessary to determine Market Value pursuant to Section 3.4(b), the Closing will be postponed as provided in Section 3.4(c) and (y) so long as Purchaser is using its reasonable efforts to consummate the Closing promptly, and subject to
Section 3.6 hereof, Purchaser may postpone the Closing until such time as the following conditions have been satisfied or waived by Purchaser and (2) in the case of a Section 3.1(a)(vi) Exercise, will take place on the same date as the Jones/Comcast Closing and the Simultaneous Closing at such time as the following conditions have been satisfied or waived by Purchaser:

                  (i) The waiting period (including any extension thereof resulting from additional inquiries, if any) under the HSR Act applicable to (x) the purchase of the Optioned Shares by Purchaser and
         (y) in the case of a Section 3.1(a)(vi) Exercise, the consummation of the transactions contemplated by the Jones/Comcast Agreement and the BTH/Comcast Agreement including the sale of the Optioned Shares from Purchaser to Comcast (the "Other Transactions") shall have expired or been earlier terminated.

                  (ii) All other actions by, in respect of or filings with any Governmental Authority in the United States, England or Spain, or any other country where the Intercable Group conducts material business, required to permit (x) the consummation of the Closing and (y) in the case of a Section 3.1(a)(vi) Exercise, the consummation of the Other Transactions, shall have been taken or obtained, as the case may be, and shall be in full force and effect; provided that, in the case of a
         Section 3.1(a)(vi) Exercise, if all authorizations, consents and approvals from applicable Franchise Authorities necessary to effect the change of control of the Franchises (A) relating to the Franchises in Systems (whether Owned Systems or Managed Systems) set forth on Schedule F hereto, (B) relating to Franchises in Managed Systems which as of the date of Closing are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed Systems to a person other than the Company (or its wholly owned Subsidiaries), and (C) relating to Franchises with not less than 10,000 basic subscribers in Systems (whether Owned Systems or Managed Systems) acquired by any Intercable Group Entity (except for Managed Systems which, as of the Closing Date, are subject to a letter of intent or agreement of sale providing for the sale or other disposition of such Managed System to the Company or one of its wholly owned Subsidiaries) after the date hereof (the "Required Franchise Approvals") shall have been so obtained, be in effect and not be subject to withdrawal or appeal then the condition contained in this paragraph (ii) shall be deemed to be fulfilled as it relates to authorizations, consents or approvals from applicable Franchise Authorities on the date on which all of the Required Franchise Approvals are so obtained and are in effect and not subject to withdrawal or appeal and provided further that this condition shall not be satisfied if any Required Franchise Approval shall not have been obtained.

                  (iii) There shall not then be in effect any applicable law, rule or regulation or any judgment, injunction, order or decree that has one or more of the effects described in clauses (a), (b) or (c) of the following paragraph (iv), provided that (x) if after the date hereof BTH or any of its Affiliates and (y) in the case of a Section 3.1(a)(vi) Exercise, if after August 12, 1998 Comcast or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of such effects, then this clause (iii) will not apply to any such law, rule or regulation.

                  (iv) There shall not then be instituted or pending any action or proceeding before any federal or state court or other Governmental Authority brought by a Governmental Authority challenging the consummation of the Closing or, in the case of a Section 3.1(a)(vi) Exercise, the Other Transactions or seeking to (a) prevent BTH (or its agent) or, in the case of a Section 3.1(a)(vi) Exercise, Comcast (or its agent) from exercising the Control Option, (b) require BTH (or its agent) or, in the case of a Section 3.1(a)(vi) Exercise, Comcast (or its agent) to divest, or otherwise limit BTH's, Comcast's (or their respective agent's) ability to exercise full rights of ownership over, the shares of Capital Stock owned by BTH and its Affiliates, Comcast and its Affiliates, the Control Option or the Optioned Shares or (c) require, after the exercise of the Control Option, the Intercable Group or, in the case of a Section 3.1(a)(vi) Exercise the Intercable Group or Comcast to divest any material business or assets or would impose a material limitation on the conduct of Intercable Group's or Comcast's business, provided that (A) if after the date hereof BTH or any of its Affiliates, or, in the case of a Section 3.1(a)(vi) Exercise, if after August 12, 1998 Comcast or any of its Affiliates enters into a new line of business and at such time there is a law, rule or regulation that has, or is reasonably expected to have, one or more of the foregoing effects, then this paragraph (iv) will not apply to actions or proceedings that seek to enforce such law, rule or regulation and (B) any actions or proceedings described in clause (a) or (b) will be based on the business or assets of BTH and Comcast or their respective Affiliates and not the Purchaser.

                  (v) The Intercable Group Entities shall have received all material third party consents required to be obtained in connection with the Closing, and, in the case of a Section 3.1(a)(vi) Exercise, the consummation of the Other Transactions in each case in form and substance reasonably satisfactory to Purchaser.

                  (vi) The representations and warranties of Grantor contained in Article V shall be true at and as of the date of the Closing, as if made at and as of such date.

                  (vii) In the case of a Section 3.1(a)(vi) Exercise only, the Jones/Comcast Closing and the Simultaneous Closing shall have occurred on the same date as the Closing hereunder."

         8. Amendment of Section 3.3. Section 3.3 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 3.3 Purchase Price For the Optioned Shares. (a) The purchase price per Optioned Share will be calculated as follows:

                  (i) (A) if the Trigger Date occurs prior to or on June 18, 1995, 200% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date, or (B) except in the case of a Section 3.1(a)(vi) Exercise, if the Trigger Date occurs after June 18, 1995, the sum of (x) two-thirds of the Option Price on the applicable Trigger Date(1) and (y) one-third of 120% of the Market Value of a share of Class A Common Stock on the applicable Trigger Date1 or (C) in the case of a Section 3.1(a)(vi) Exercise, $69.4891 per Optioned Share, in each case reduced by

                  (ii) (A) the amount (or in the case of property other than cash, fair market value) of any dividends and distributions other than stock dividends paid, declared or otherwise distributed by the Company in respect of the Optioned Shares between the date hereof and the date of Closing and (B) in the case of a Section 3.1(a)(vi) Exercise, the amount of any Initial Consideration (as such term is used in the Jones/Comcast Agreement) which has been paid to Jones, Grantor or any party to the Related Option Agreements (or their respective Affiliates) in respect of the Optioned Shares plus interest accrued at the Applicable Rate (as such term is used in the Jones/Comcast Agreement) from the date such Initial Consideration was paid by Comcast to and including the date of Closing; provided that the amount of such Initial Consideration (plus interest) deemed to have been paid in respect of each Optioned Share shall be equal to the total amount of such Initial Consideration (plus interest) paid (and accrued) under the Jones/Comcast Agreement divided by the sum of the aggregate number of Optioned Shares actually acquired by Purchaser on the date of Closing under this Option Agreement plus the aggregate number of Optioned Shares (as such term is used in the Related Option Agreements) actually acquired by Purchaser on the date of Closing under the Related Option Agreements.(2) In the event any such dividends or distributions are made in property other than cash, the fair market value of such dividends or distributions will be determined pursuant to the valuation procedures described in Section 3.4(b).

--------
1. As an example of the calculation described in clause (i) (B), if on the applicable Trigger Date the Option Price were $50 per Share and the Market Value of a share of Class A Common Stock were $60 per share, the purchase price would be 2/3 of $50 ($33.3333) plus 1/3 of 120% of $60 ($24), or $57.3333 (computed to four decimal places).

2 As an example of the calculation described in clause (ii)(B), if on the date of Closing the total amount of the Initial Consideration (plus interest) paid (and accrued) under the Jones/Comcast Agreement is equal to $51,000,000 and the sum of the aggregate number of Optioned Shares actually acquired by Purchaser on the date of Closing under this Option Agreement plus the aggregate number of Optioned Shares (as such term is used in the Related Option Agreements) actually acquired by Purchaser on the date of Closing under the Related Option Agreements is equal to 2,700,000 Optioned Shares, the amount of the reduction per Optioned Share would be $51,000,000 divided by 2,700,000, or $18.8889 (computed to four decimal places).

         (b) The applicable "Trigger Date" will depend on the Exercise Period under which Purchaser is delivering an Exercise Notice and will be earliest of the following days:

                  (i) in the case of an Exercise Period described in clauses (i) or (ii) of Section 3.1(a), the day of an Event or Resignation Event, as the case may be;

                  (ii) in the case of an Exercise Period described in clause
         (iii) of Section 3.1(a), the day immediately preceding the day on which Grantor delivers a Grantor's Notice;

                  (iii) in the case of an Exercise Period described in clause
         (iv) of Section 3.1(a), the day immediately preceding day on which Purchaser delivers an Exercise Notice;

                  (iv) in the case of an Exercise Period described in clause (v) of Section 3.1(a), the day immediately preceding the day of a Jones Bankruptcy Event; or

                  (v) in the case of a Section 3.1(a)(vi) Exercise, the date hereof."

         9. Amendment of Section 3.5. Section 3.5 is amended by adding a new subsection (c) thereto as follows:

         "(c) In the case of a Section 3.1(a)(vi) Exercise, the transactions described in paragraphs (a) and (b) of this Section 3.5 shall occur on the same date as the Jones/Comcast Closing and the Simultaneous Closing. If the Simultaneous Closing and the Jones/Comcast Closing shall not have occurred on the same date as the Closing, then the transactions described in paragraphs (a) and (b) of Section 3.5 shall be rescinded and deemed not to have occurred. In the case of a Section 3.1(a)(vi) Exercise, the procedures at the Closing shall be as follows:

                  (i) the directors of the Company other than the Joint Nominees (as such term is defined in the Shareholders Agreement) shall resign seriatim and the remaining directors shall appoint individuals designated by Comcast to fill the vacancies created thereby, all as more fully described in the Jones/Comcast Agreement and the BTH/Comcast Agreement.

                  (ii) the transactions described in paragraphs (a) and (b) of
         Section 3.5 of this Agreement and of the Related Option Agreements shall occur; and

                  (iii) the transactions to be effected at the Simultaneous Closing shall occur."

         10. Amendment of Section 3.6 Section 3.6 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 3.6 Termination of Control Option. (a) The Control Option shall terminate at 5:00 p.m. Denver time when the first Exercise Period described in clauses (i), (iii) or (iv) of Section 3.1 expires (the "Termination Time"), provided that, subject to the following paragraph (b), the Control Option will not terminate if Purchaser has previously delivered to Grantor an Exercise Notice. The Control Option shall also terminate (A) at such time as Purchaser withdraws an Exercise Notice pursuant to Section 3.4(c), or (B) if the Closing has been postponed pursuant to Section 3.2(b)(1), ten Business Days after Grantor has delivered written notice to Purchaser stating that it believes Purchaser is not using its reasonable efforts to consummate the Closing promptly (which notice will set forth the basis for such claim) and Purchaser has failed to use its reasonable efforts prior to the expiration of such period to cure the problem identified by Grantor. The Control Option will not terminate solely because of the expiration of the Exercise Periods described in clauses (ii) and
(v) of Section 3.1, or in the case of a Section 3.1(a)(vi) Exercise, upon the termination of the Jones/Comcast Agreement and the failure of the Closing hereunder to occur.

         (b) Notwithstanding anything in this Agreement to the contrary, (i) if an Exercise Period is extended pursuant to the proviso in Section 3.1(a), the Termination Time will occur twenty Business Days after such stay or prohibition has been lifted and Purchaser has received notice of such action and (ii) each Exercise Notice other than a Section 3.1(a)(vi) Exercise Notice shall terminate, and be of no further force or effect, 18 months after its delivery, unless a Closing shall have occurred by such time.

         (c) Notwithstanding the foregoing provisions of this Section 3.6, in no event shall the Control Option expire or terminate prior to the termination of the Jones/Comcast Agreement."

         11. Amendment of Section 4.1. Section 4.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 4.1 No Proxies for or Encumbrances on Optioned Shares. Except as contemplated by this Agreement, until the termination of this Agreement pursuant to Section 10.1, Grantor shall not, directly or indirectly, (i) grant any proxies (other than a revocable proxy granted in connection with a meeting of stockholders) or enter into any voting trust or other agreement or arrangement with respect to the voting of any Optioned Shares, (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Optioned Shares or (iii) seek or solicit any transaction or arrangement described in clauses (i) and (ii). Grantor will notify Purchaser promptly (and provide all details reasonably requested by Purchaser) if Grantor is approached or solicited, directly or indirectly, by any person with respect to any of the foregoing. Nothing herein shall be deemed to prevent or restrict (x) Grantor or its Affiliates from voting its shares in its sole discretion on all matters, except as otherwise agreed to between Grantor, its Affiliates, and BTH in the Shareholders Agreement or otherwise, or between Grantor, its Affiliates and Comcast in the Jones/Comcast Agreement or otherwise or (y) any Affiliate of Grantor from taking or refraining from taking any other action not provided herein or otherwise agreed to between Grantor, its Affiliates and BTH in the Shareholders Agreement, the Jones/Comcast Agreement or otherwise or between Grantor, its Affiliates and Comcast in the Jones/Comcast Agreement."

         12. Amendment of Section 4.2. Section 4.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 4.2 Further Assurances. BTH (and its agent) and Grantor will each execute and deliver or cause to be executed and delivered all further documents and instruments and use their reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby or to enable Purchaser and BTH or Comcast, as applicable, to enjoy all benefits and rights of the Optioned Shares."

         13. Amendment of Section 6.1. Section 6.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 6.1 Acquisition for Purchaser's Account. Purchaser represents and warrants to Grantor that as of the date hereof and the date of the Closing the Optioned Shares to be acquired upon exercise of the Control Option will be acquired by Purchaser as the agent for, in the case of a Section 3.1(a)(vi) Exercise, Comcast's, and in all other instances BTH's own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act."

         14. Amendment of Section 9.3(c). Section 9.3(c) is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "(c) In connection with an exercise of rights pursuant to Section 9.1(d), Purchaser may cause any or all of the Optioned Shares to be transferred of record into the name of Purchaser, in the case of a Section 3.1(a)(vi) Exercise, to Comcast and in the case of any other exercise, to BTH, or in any event, to any of their respective nominees. After notice thereof, Grantor will promptly give to the Purchaser (or its designee) copies of any notices or other communications received by it with respect to the Optioned Shares registered in the name of Grantor, and Purchaser will promptly give to Grantor copies of any notices and communications received by Purchaser, to the extent the same have been delivered to Purchaser (or Comcast, BTH or a nominee) with respect to any Optioned Shares registered in the name of Purchaser (or Comcast, BTH or a nominee)."

         15. Amendment of Section 10.2(a). Section 10.2(a) is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 10.2 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto, provided that (i) Purchaser may assign its rights, but not its obligations, hereunder to any Eligible Assignee (or an agent of such Eligible Assignee), (ii) Purchaser may assign its rights and obligations hereunder as provided in Article VII, (iii) Purchaser may assign its rights (but not its obligations) hereunder at any time after the delivery by it of an Exercise Notice to Grantor if at the time of any such assignment pursuant to this clause (iii) the assignee purchases the Optioned Shares pursuant to Section 3.5(a) and (b) and (iv) Purchaser may, at the Closing of a
Section 3.1(a)(vi) Exercise and the consummation of the Jones/Comcast Closing, assign all its rights and obligations hereunder to Comcast."

         16. Amendment of Section 10.4. Section 10.4 is hereby amended by (a) deleting the address of Bell Canada International, Inc. in its entirety and substituting in lieu thereof the following:

                           "BCI Telecom Holding Inc.
                           1000, rue de la Gauchetiere West
                           Suite 1100
                           Montreal, Quebec
                           Canada H3B 4Y8
                           Fax:  514-392-2342
                           Attention:  Corporate Secretary

                  with copies to (unless the Initial Closing (as defined in the BTH/Comcast Agreement) shall have occurred or the Jones/Comcast Agreement shall have terminated):

                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, PA  19102-2148
                           Fax:  215-981-7794"

and (b) deleting the name and address of the Purchaser and substituting in lieu thereof:

                           "The Bank of New York, as successor agent to Morgan Guaranty Trust Company of New York
                           101 Barclay Street
                           Floor 12E
                           New York, NY 10286
                           Fax:  212-815-7181
                           Attention: Robert W. Rich, Assistant Vice President"

         17. Amendment to Section 10.10. Section 10.10 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "Section 10.10 Entire Agreement. This Agreement, together with the Jones/Comcast Agreement, the Shareholders Agreement (including the Agreement and Amendment No. 1 to Shareholders Agreement) and the BTH/Comcast Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement."

         18. Amendment to Section 10.12. Section 10.12 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "SECTION 10.12 Agency Capacity of Purchaser. Grantor expressly acknowledges and agrees that Purchaser is acting solely as agent on behalf of, in the case of a Section 3.1(a)(vi) Exercise, Comcast, and in all other instances, BTH and not in a principal capacity. Grantor further acknowledges and agrees that in executing and delivering this Agreement, making any payment, delivering any notice or instruction, making any determination or taking any other action provided for or contemplated herein, Purchaser is acting and shall act solely upon the instruction and at the direction of, in the case of a
Section 3.1(a)(vi) Exercise, Comcast, and in all other instances, BTH."

         19. Addition of Section 10.13. Immediately following Section 10.12, a new Section 10.13 is hereby added as follows:

         "SECTION 10.13 Termination of Jones/Comcast Agreement. All references to the Jones/Comcast Agreement, the BTH/Comcast Agreement, the Jones/Comcast Closing and Closing Date, Comcast and the Section 3.1(a)(vi) Exercise shall be deemed deleted and of no force or effect if and at such time as the earlier to occur of the Initial Closing under the BTH/Comcast Agreement and the date the Jones/Comcast Agreement shall have been terminated."

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


                                     GLENN JONES GRANTOR BUSINESS TRUST


                                     By:_____________________________________



                                     JONES INTERNATIONAL GRANTOR BUSINESS TRUST


                                     By:_____________________________________



                                     JONES INTERNATIONAL, LTD.


                                     By:_____________________________________



                                     JONES SPACE SEGMENT, INC.


                                     By:_____________________________________


                                     JONES GLOBAL GROUP, INC..


                                     By:_____________________________________


                                     JONES INTERDIGITAL, INC..


                                     By:_____________________________________

                                     JONES ENTERTAINMENT GROUP, LTD.


                                     By:______________________________________


                                     THE BANK OF NEW YORK, as successor agent to MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as agent for BTH Telecom Holding Inc. f/k/a Bell Canada International Inc. and Comcast Corporation


                                     By:______________________________________



This Amendment is consented to and approved of by the following:


                                     BCI TELECOM HOLDING,  INC.


                                     By:______________________________________


                                     BTH (INTERCABLE) LIMITED


                                     By:______________________________________


                                     COMCAST CORPORATION


                                     By:______________________________________

                                   SCHEDULE F


                                  Owned Systems


FRANCHISES HELD BY
JONES INTERCABLE, INC.

Panama City Beach, Florida System

         City of Panama City Beach

Oxnard, California System

         City of Oxnard



FRANCHISES HELD BY
JONES COMMUNICATIONS OF MARYLAND, INC.

Prince George's County System:

         North Prince George's County

         South Prince George's County

         City of Bowie


Chesapeake Bay Group (including Annapolis,
Anne Arundel County and
Charles County Systems):

         Anne Arundel County

         City of Annapolis

FRANCHISES HELD BY
JONES COMMUNICATIONS OF
GEORGIA/SOUTH CAROLINA, INC.

Savannah System:

         Chatham County

         City of Savannah

FRANCHISES HELD BY
JONES COMMUNICATIONS OF VIRGINIA, INC.

Alexandria System:

         City of Alexandria

Prince William Group (including
Dale City, Reston and
Manassas Systems):

         Fairfax County (Reston)

         City of Manassas

FRANCHISES HELD BY
JONES COMMUNICATIONS OF ARIZONA, INC.

Pima County System:

         Town of Oro Valley


FRANCHISES HELD BY
JONES COMMUNICATIONS OF MISSOURI, INC.

Independence System:

         City of Olathe, KS

         City of Raytown

FRANCHISES HELD BY
JONES COMMUNICATIONS OF NEW MEXICO, INC.

Albuquerque System:

         City of Albuquerque


FRANCHISES HELD BY
JONES OF WISCONSIN, INC.

Manitowoc System:

         City of Manitowoc


                                 Managed Systems


FRANCHISES HELD BY
CABLE TV FUND 14-A, Ltd.

Calvert County System:

         Calvert County

Naperville System

         City of Naperville


FRANCHISES HELD BY
JONES GROWTH PARTNERS, L.P.

Wheaton System

         City of Wheaton

         Village of Addison

FRANCHISES HELD BY
IDS/JONES JOINT VENTURE PARTNERS

Aurora System

         City of Aurora


FRANCHISES HELD BY
CABLE TV FUND 12-BCD VENTURE

Palmdale and Littlerock Systems:

         Los Angeles County

         City of Lancaster

         City of Palmdale

FRANCHISES HELD BY
JONES CABLE INCOME FUND 1-A, LTD.

Owatonna/Glencoe System

         City of Owatonna

FRANCHISES HELD BY
CABLE TV FUND 12-A, LTD.

Cook County/Orland Park System

         Village of Mundelein

FRANCHISES HELD BY
CABLE TV FUND 15-A, LTD.

South Suburban System

         Village of Lansing